United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY 11101
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Share Exchange Agreement

On June 7, 2019, iFresh Inc., a Delaware corporation (the “Company”, “iFresh”, or “IFMK”), entered into certain Share Exchange Agreement (“Exchange Agreement”) with Xiaotai International Investment Inc. (“Xiaotai”), a Cayman Island Company, and certain shareholders of Xiaotai (collectively with Xiaotai, “Seller”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will acquire all of the outstanding issued shares and other equity interests in Xiaotai from certain shareholders of Xiaotai. The transactions contemplated by the Exchange Agreement (such transactions, collectively, the “Acquisition”) would take place contemporaneously with the closing of the Spin-off (defined below).

Parties to the Exchange Agreement

iFresh Inc.

iFresh Inc., through its wholly owned subsidiary, NYM Holding Inc., a Delaware corporate and a wholly owned subsidiary of IFMK, (“NYM”), is a fast growing Asian/Chinese grocery supermarket chain in the North Eastern U.S. providing food and other merchandise hard to find in mainstream grocery stores.

Since NYM was formed in 1995, it has targeted the Chinese and other Asian populations (collectively, the “Asian Americans”) in the U.S. with a deep cultural understanding of its consumers’ unique consumption habits. iFresh currently has nine (9) retail supermarkets across New York, Massachusetts and Florida, with over 6,920,500 sales transactions in the fiscal year ended March 31, 2018. NYM also has three stores under construction which are expected to open in the fourth quarter in 2018. In addition to retail supermarkets, iFresh operates two in-house wholesale businesses, Strong America Inc. (“Strong America”) and New York Mart Group (“NYMG”), that offer more than 6,000 wholesale products and service to iFresh retail supermarkets and over 1,000 external customers including wholesale stores, retail supermarkets and restaurants. iFresh has a stable supply of food from farms in New Jersey and Florida, ensuring reliable supplies of popular vegetables, fruits and seafood. iFresh’s wholesale businesses and long term relationships with various farms insulate iFresh from supply interruptions, allowing it remain competitive even during difficult markets.

Xiaotai

Xiaotai is a “peer-to-peer” lending company in China providing an internet lending information intermediary platform that provides borrowers access to a wide variety of loan products. The loan products that it arranges currently generally range from one month to twenty-four months and are either unsecured loans which are lent either based on a borrower’s creditworthiness and assessed repayment ability, or loans secured by automobiles and delinquent assets. Through its internet lending information intermediary platform, the Company connect individual lenders with individual and small business borrowers. Xiaotai currently conducts its business operations exclusively in China.

Supported by its proprietary finance technology, Xiaotai developed the Zhizi risk control system, which is a comprehensive risk control system and entitles the Company to receive a Level III Certificate for Protection of State Information Security awarded by the PRC Ministry of Public Security, the highest level of recognition granted to non-bank institutions in the finance industry for stringent information security management and risk controls. Leveraging its advanced finance technology and innovative, reliable risk control procedures in serving borrowers and investors through its website and mobile applications, it provides efficient and effective solutions to address largely underserved personal financing and investment demands of the rapidly-growing middle class population in China.

Immediately after the Acquisition and the simultaneous Spin-Off, IFMK will own 100% of Xiaotai. The Sellers will own approximately 94% of IFMK and existing IFMK shareholders will own approximately 6% of the Company. The above ownership percentages with respect to IFMK following the Acquisition and simultaneous Spin-Off and do not take into account any potential new issuances of the Company’s securities.

Material Terms of the Exchange Agreement

The subsections that follow this subsection describe the material provisions of the Exchange Agreement, but do not purport to describe all of the terms of the Exchange Agreement. The following summary is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the Exchange Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Acquisition.

General Description of the Exchange Agreement

On June 7, 2019, the Company entered into the Exchange Agreement with Xiaotai and the Seller, pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will acquire all of the outstanding issued shares and other equity interests in Xiaotai from certain shareholders of Xiaotai.

Pursuant to the Exchange Agreement, in exchange for all of the outstanding shares of Xiaotai, the Company will issue 254,813,383 shares of the Company’s common stock (the “Exchange Shares”) to the Seller. The Exchange Shares will be allocated among the Sellers pro-rata based on each Seller’s ownership of Xiaotai prior to the closing.

Closing of the Acquisition

The closing of the Acquisition is expected to take place on the third business day following the day on which the last of the conditions of the closing (described under the subsection entitled “— Conditions to Closing of the Acquisition”) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions) or such other date as may be mutually agreed to by the Company and Xiaotai. Assuming timely satisfaction of the necessary closing conditions, the Company currently expect the closing to occur promptly after the special meeting of the Company’s shareholders is concluded.

Conditions to Closing of the Acquisition

The obligation of the parties to complete the Acquisition is subject to the fulfillment or written waiver of certain closing conditions, including but not limited to:

●	the approval of the Exchange Agreement and the transactions contemplated thereby (including the Acquisition) by a majority of votes cast by the Company’s shareholders that are present in person or by proxy at the Company’s special meeting;

●	the receipt of any other required governmental and regulatory approvals and consents;

●	the receipt of any other required third person approvals in order to consummate the Acquisition;

●	KeyBank National Association’s (“KeyBank”) unconditional written consent approving the Acquisition;

●	all of the conditions to the obligations of each party to consummate the Spin-off described in the Purchase Agreement shall have been satisfied;

●	there is no applicable law or order in effect which makes illegal or prevents or prohibits the transactions contemplated by the Exchange Agreement, and there is no pending third party non-Affiliate legal proceeding to enjoin or otherwise restrict the closing; No pending action shall have been brought by third parties to enjoin or otherwise restrict the consummation of the closing; and

●	the appointment of person designated by Xiaotai prior to the closing to the Board immediately after the closing.

In addition, unless waived by the Company, the obligations of Xiaotai and the Seller to consummate the Acquisition are subject to the fulfillment or written waiver of certain closing conditions, including:

●	the accuracy of the Company’s representations and warranties (subject in certain cases to certain materiality, knowledge and other qualifications) in the Exchange Agreement or any certificated delivered by the Company on or as of the date of the Exchange Agreement or on or prior to the closing date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) and (ii) any failures to be true and correct that do not materially and adversely affect the Company’s ability to consummate the Acquisition;

●	the Company shall have performed in all material respects all of the Company’s obligations and complied in all material respects with all of the Company’s agreements and covenants under the Exchange Agreement to be performed or complied with by the Company on or prior to the closing date;

●	no fact, event, occurrence, change or effect shall have occurred with respect to the Company (including the Company’s subsidiaries) since the signing date of the Exchange Agreement that would materially adversely affect the Company’s business or the Company’s ability to consummate the Acquisition;

●	delivery by the Company of certain other closing deliveries, including:

-	a certificate from the Company’s executive officer, dating the closing date, certifying the satisfaction of the three conditions aforementioned;

-	a certificate from the Company’s secretary certifying as to certain corporate matters; and

-	good standing certificates for the Company and the Company’s subsidiaries, to the extent applicable, from the relevant jurisdictions of organization;

-	an opinion from the Company’s legal counsel in form and substance satisfactory to the Company;

-	an amended and restated certificate of incorporation reflecting the ownership of the newly issued shares to the Sellers;

-	board resolutions approving the issuance of shares to the Sellers at closing, and the appointment of certain directors;

●	effectiveness of certain ancillary documents, including:

-	the entrance by the applicable parties into the Lock-Up Agreement or the Non-Competition and Non-Solicitation Agreement; and

-	the Seller shall have received written resignations, effective as of the closing, of each of the Company’s directors and officers as requested by the Sellers prior to the closing.

●	Immediately prior to the closing, the newly issued shares shall meet the initial listing requirements to be listed on NASDAQ, there shall be no actions pending or threatened against the Company with respect to any intention by any third party to suspend, prohibit or terminate the quoting of the newly issued shares on NASDAQ, such shares have no deficiencies, whether or not disclosed and are in compliance with the listing and corporate governance rules of NASDAQ.

In addition, unless waived by the Company, the Company’s obligation to consummate the Acquisition is subject to the fulfillment of certain closing conditions, including:

●	the accuracy of the representations and warranties of Xiaotai and the Seller (subject in certain cases to certain materiality, knowledge and other qualifications) in the Exchange Agreement or any certificated delivered by them on or as of the date of the Exchange Agreement or on or prior to the closing date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or material adverse effect), individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on, or with respect to, Xiaotai and any of its direct and indirect subsidiaries or adversely affects the Xiaotai’s or Sellers’ ability to consummate the transactions contemplated hereby.

●	Xiaotai and the Seller shall have performed in all material respects all of their obligations and complied in all material respects with all of such parties’ agreements and covenants under the Exchange Agreement to be performed or complied with by such parties on or prior to the closing date;

●	no fact, event, occurrence, change or effect shall have occurred with respect to Xiaotai or any of its subsidiaries since the date of the Exchange Agreement since the signing date of the Exchange Agreement that would materially adversely affect Xiaotai’s or any of its’ Subsidiaries’ business or its ability to consummate the Acquisition;

●	receipt by the Company of certain other closing deliveries, including:

-	a certificate from Xiaotai’s executive officer, dating the closing date, certifying the satisfaction of the three conditions aforementioned;

-	a certificate from each of the Seller, dating the closing date, certifying the satisfaction of the three conditions aforementioned;

●	delivery by Xiaotai and the Seller of certain other closing deliveries, including:

-	a certificate from Xiaotai’s secretary certifying as to certain corporate matters;

-	good standing certificates for Xiaotai and its subsidiaries, to the extent applicable, from their jurisdiction of organization and any other jurisdiction where they are qualified to do business as a foreign entity;

-	a certified copy of Xiaotai’s charter from the British Virgin Islands;

-	employment agreements with certain key personnel of Xiaotai’s operating subsidiary; and

-	a legal opinion from Xiaotai’s counsel;

-	share certificates and transfer instruments for Xiaotai shares purchased by the Company in the Acquisition; and

-	Board resolutions duly executed Xiaotai

-	a conflict of interest policy for Xiaotai

-	certain ancillary documents.

The Company cannot provide assurance as to when or if all of the closing conditions will be satisfied or waived by the appropriate party. As of the date of this proxy statement, the Company have no reason to believe that any of these conditions will not be satisfied.

Representations and Warranties

The Exchange Agreement contains a number of representations and warranties made by the Company, on the one hand, and Xiaotai and the Sellers on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Exchange Agreement. The representations and warranties are customary for transactions similar to the Acquisition.

In the Exchange Agreement, Xiaotai made certain customary representations and warranties to the Company. These representations and warranties, among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Exchange Agreement and other ancillary agreements; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits and licenses; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and tax returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) top customers and suppliers; (24) books and records; (25) accounts receivable; (26) certain business practices; (27) Investment Company Act of 1940; (28) finders and investment bankers; (29) independent investigation; (30) information supplied; and (31) disclosure. Each of the Sellers also made certain customary representations and warranties to the Company on a several and joint basis, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Exchange Agreement and other ancillary agreements; (3) ownership of Xiaotai shares to be purchased by the Company; (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; (8) finders and investment bankers; (9) independent investigation; (10) information supplied; and (11) disclosure.

In the Exchange Agreement, the Company made certain customary representations and warranties to Xiaotai. These representations and warranties, among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Exchange Agreement and other ancillary agreements; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) SEC filings and financial statements; (7) absence of certain changes; (8) compliance with laws; (9) actions, orders and permits; (10) taxes and returns; (11) properties; (12) material contracts; (13) transactions with related persons; (14) Investment Company Act of 1940; (15) finders, brokers and investment bankers; (16) ownership of the Exchange Shares; (17) certain business practices; (18) insurance; and (19) independent investigation.

Certain of the representations and warranties are qualified by knowledge and/or materiality or material adverse effect. For the purposes of the Exchange Agreement, material adverse effect means, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Exchange Agreement or any of the ancillary documents. However, it excludes any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such person or any of its subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such person or any of its subsidiaries principally operate; (iii) changes in U.S. generally accepting accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such person and its subsidiaries principally operate; (iv) conditions caused by acts of god, terrorism, war (whether or not declared) or natural disaster; and (v) any failure in and of itself by such person and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (except that the underlying cause of any such failure may be considered in determining whether a material adverse effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided that any event, occurrence, fact, condition, or change referred to in clauses (i) – (iv) above shall be taken into account in determining whether a material adverse effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such person or any of its subsidiaries compared to other participants in the industries in which such person or any of its subsidiaries primarily conducts its businesses.

Termination

The Exchange Agreement may be terminated prior to the closing by:

●	the mutual written consent of Xiaotai and the Company;

●	written notice by either Xiaotai or the Company if the closing has not occurred by the six-month anniversary of the date of the Exchange Agreement, which date is also referred to herein as the outside date, so long as no breach of the Exchange Agreement by such terminating party or its affiliates (or, with respect to Xiaotai, the Seller) caused the closing not to have occurred by such date;

●	written notice by either the Company or Xiaotai if any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Exchange Agreement, so long as no breach of the Exchange Agreement by such terminating party or its affiliates (or, with respect to Xiaotai, the Sellers) was a substantial cause of, or substantially resulted in, such action by such governmental authority;

●	written notice by Xiaotai for a breach of the Company’s representations, warranties, covenants or agreements in the Exchange Agreement which would result in the related closing condition not being met and such breach is incapable of cure or is not cured within the earlier of 20 days after notice of such breach or the outside date;

●	written notice by the Company for a breach of Xiaotai’s or the Seller’s representations, warranties, covenants or agreements in the Exchange Agreement which would result in the related closing condition not being met and such breach is incapable of cure or is not cured within the earlier of 20 days after notice of such breach or the outside date;

●	written notice by the Company if there shall have been a material adverse effect on Xiaotai or its subsidiaries which is uncured and continuing for 30 days after notice of such material adverse effect or the outside date;

●	written notice by Xiaotai if there shall have been a material adverse effect on the Company or the Company’s subsidiaries which is uncured and continuing for 30 days after notice of such material adverse effect or the outside date; or

●	written notice by the Company if the requisite shareholder vote in favor of the Exchange Agreement and the Acquisition is not obtained at the Company’s special meeting.

If the Exchange Agreement is terminated, all further obligations of the parties under the Exchange Agreement will terminate and will be of no further force and effect and no party will have any further liability thereunder to any other party, except that certain obligations related to public announcements, confidential information, fees and expenses, and termination fees and general provisions will continue in effect, and no party shall be relieved of liability for any fraud claims or breach of the Exchange Agreement prior to such termination.

Fees and Expenses

In the event that the Company terminate the Exchange Agreement for breach by Xiaotai or a material adverse effect on Xiaotai or its subsidiaries which is uncured and continuing or for the failure to obtain the requisite shareholder vote in favor of the Exchange Agreement and the Acquisition at the Company’s special meeting, Xiaotai will be required to pay the Company as liquidated damages a termination fee equal to the transaction expenses incurred by or on behalf of the Company or any of the Company’s affiliates in connection with the Exchange Agreement or the transactions contemplated hereby. In the event Xiaotai terminates the Exchange Agreement for breach by the Company or a material adverse effect on the Company or the Company’s subsidiaries which is uncured and continuing, the Company will be required to pay Xiaotai as liquidated damages a termination fee equal to the transaction expenses incurred by or on behalf of Xiaotai or any of its affiliates in connection with the Exchange Agreement or the transactions contemplated hereby.

Other than the termination fee described above, each party will bear its own expenses in connection with the Exchange Agreement and the transactions contemplated thereby.

Amendment or Waiver of the Exchange Agreement

The Exchange Agreement may be amended, supplemented or modified by written agreement of Xiaotai and the Company. If permitted under applicable law, the Company and Xiaotai may waive any inaccuracies in the representations and warranties made to such party contained in the Exchange Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Exchange Agreement.

Efforts to Obtain Shareholder Approval and Consummate the Acquisition; Regulatory Matters

Unless the Exchange Agreements terminated in accordance with its terms, the Company have agreed to call a special meeting of the Company’s shareholders, for the purpose of such shareholders considering and voting on the approval and adoption of the Exchange Agreement and the Acquisition and the other transactions contemplated thereby, including, if required, the amendment and restatement of the Company’s charter, the appointment of directors and committee members in accordance with the requirements of the Exchange Agreement and any other matters required to be voted upon by such shareholders in connection with the transactions contemplated in the Exchange Agreement. The Board has approved the Exchange Agreement and the Acquisition and directed that the Exchange Agreement and the Acquisition be submitted to the Company’s shareholders for their consideration.

Moreover, each party to the Exchange Agreement has agreed to execute and deliver such documents and take such further actions as may be reasonably necessary or desirable to carry out the provisions of the Exchange Agreement and the transactions contemplated thereby, including the Acquisition. Upon the terms and subject to the conditions of the Exchange Agreement, each of the parties to the Exchange Agreement will use all commercially reasonable efforts under the circumstances to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Exchange Agreement (including the Acquisition), as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

The parties are also required to, as soon as reasonably practicable, cooperate and use their commercially reasonable efforts to prepare and file with governmental authorities which requests for approval of, and have such governmental authorities approve, the transactions contemplated by the Exchange Agreement. Each party also agreed to use its commercially reasonable efforts to obtain any required consents of third parties for the transactions contemplated by the Exchange Agreement. However, in no event will a party be required to agree to any term, condition or modification with respect to obtaining any governmental authority or third-party consent in connection with the transactions contemplated by the Exchange Agreement that would, or would be reasonably likely to, result in a material adverse effect to such party or its affiliates or require such party to cease, sell or otherwise dispose of, or hold separate, any material assets or businesses.

Other Covenants of the Parties

Xiaotai covenanted to the Company that during the period from the date of the Exchange Agreement until the earlier of the closing or termination of the Exchange Agreement, it will and will cause its subsidiaries to conduct their respective businesses in the ordinary course of business consistent with past practice, to comply with all applicable laws and to preserve their respective organizational documents, securities, businesses, personnel and assets, all consistent with past practice. The Company similarly covenanted to Xiaotai to do the same. The Company also agreed to keep current and timely file all of the Company public filings and comply in all material respects with applicable securities laws and to use the Company’s commercially reasonable efforts to maintain the list of the Company’s securities on NASDAQ, and Xiaotai agreed to provide the Company with periodic financial statements until the closing, and to not trade the Company’s securities while they are in possession of material nonpublic information.

The Exchange Agreement also contains customary mutual covenants relating to the preparation of a proxy statement, the granting of access to information, public announcements with respect to the transactions contemplated by the Exchange Agreement, confidentiality, notification of breaches and other certain events, exclusivity with respect to the transactions contemplated by the Exchange Agreement (and with respect to any alternative transactions), litigation support, the retention of books and records, supplemental disclosure schedule, and purchaser policies. The Sellers also agreed that after the closing they would cause IFMK to engage its auditor to complete an attestation pursuant to Section 404(b) of SOX and Item 308(b) of Regulation S-K no later than June 30, 2019 or such earlier date as is required by SEC rules or other applicable law, with such report to be included in the combined company’s applicable annual report.

Board of Directors and Management Following the Acquisition

Immediately following the closing of the Acquisition, the current chief executive officer and Chairman of IFMK shall resign and the chief executive officer of Xiaotai shall become the chief executive officer and chairman of IFMK. See section entitled “Post-Closing Board of Directors and Executive Officers.”

Survival

The representations and warranties made by Xiaotai and the Sellers in the Exchange Agreement generally survive for a period of one year after the closing, with certain representations relating to taxes, benefit plans, environmental matters and information supplied surviving until 60 days after the expiration of the applicable statute of limitations and certain fundamental representations relating to due organization and good standing, authorization and binding agreement, capitalization, subsidiaries, finders and investment bankers and independent investigation surviving indefinitely. Fraud claims against Xiaotai or the Sellers survive indefinitely. The covenants, obligations and agreements of Xiaotai and the Sellers survive until fully performed. The Company’s representations and warranties, as well as the Company’s covenants and agreements to be performed prior to the closing, generally survive for a period of eighteen months after the closing, with the representation relating to Taxes surviving until 60 days after the expiration of the relevant statute of limitations. The Company’s covenants and agreements to be performed after the closing survive until fully performed.

Governing Law and Dispute Resolution

The Exchange Agreement is governed by New York law. Any disputes under the Exchange Agreement, other than claims for injunctive or equitable relief (including specific performance to strictly enforce the terms of the Exchange Agreement), will be subject to arbitration by the American Arbitration Association to be held in Manhattan, New York. Any claims that are brought before a court will be subject to exclusive jurisdiction of the state and federal courts in New York, New York (and appeals courts), and each party waived its rights to a jury trial in connection therewith. The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Exchange Agreement in addition to any other remedy to which they are entitled at law or in equity.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Exchange Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements.

Lock-Up Agreements

At the closing of the Acquisition, the Company will enter into a Lock-Up Agreement with the Seller with respect to the Exchange Shares received by the Sellers in the Acquisition. In such Lock-Up Agreement, each Seller will agree, subject to certain exceptions set forth therein, that such Seller will not, from the closing of the Acquisition until the six-month or first anniversary of the closing, as the case may be (or if earlier, the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange either equity holdings in the Company for cash, securities or other property) (the “Lock-up Period’), (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Exchange Shares or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Exchange Shares or other securities, in cash or otherwise. Each Seller will be allowed to transfer any of its Exchange Shares by gift, will or intestate succession or to any affiliate, shareholder, members, party or trust beneficiary, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-up Agreement. Additionally, each Seller will be allowed to pledge its Exchange Shares to an unaffiliated third party as a guarantee to secure loans made by such third party to the post-closing company or any of its consolidated subsidiaries.

Non-Competition and Non-Solicitation Agreements

At the closing of the Acquisition, each Seller and individuals associated with such Sellers that are involved in the management of Xiaotai (together with such Seller, referred to as the “Subject Parties”) will enter into a Non-Competition and Non-Solicitation Agreement in favor of the Company and Xiaotai and the Company’s respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”), relating to the post-Acquisition company’s business. Under the Non-Competition and Non-Solicitation Agreements, for a period from the closing to two years after the closing, each Subject Party and its affiliates will not, without the Company’s prior written consent, anywhere in the Peoples’ Republic of China directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of directly or indirectly providing online leading intermediary facilitation services in the Peoples’ Republic of China (the “Business”), other than through the Covered Parties. However, the Subject Parties and their respective affiliates will be permitted under the Non-Competition and Non-Solicitation Agreements to own passive portfolio company investments in a competitor, so long as the Subject Parties and their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of Xiaotai and its subsidiaries are not involved in the management or control of such competitor. Additionally, family members and associates of Subject Parties will be permitted to continue their existing activities as specified in the agreement, even if competitive, as long as the Subject Parties are not involved in the management or control of such competitor. The Subject Parties also will agree during such restricted period to not, without the Company’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of the closing (or during the year prior to the closing) or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of the closing (or during the year prior to the closing) relating to Xiaotai’s business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Subject Parties will also agree in each Non-Competition and Non-Solicitation Agreement to not disparage the Covered Parties and to keep confidential and not use the confidential information of the Covered Parties.

Share Purchase Agreement

On June 7, 2019, the Company and NYM entered into a Share Purchase Agreement (the “Purchase Agreement”) with Go Fresh 365 Inc., (“Go Fresh”) a Florida company solely owned by Mr. Long Deng, IFMK’s Chief Executive Officer. The Purchase Agreement provides for the sale of 100% of the equity interest in NYM to Go Fresh, in exchange for the cancellation of all of the IFMK shares held by EK Shareholder, which shares, as of the date of this proxy statement, represented approximately 59.9% of the issued and outstanding shares of IFMK. The transactions contemplated by the Purchase Agreement (such transactions, collectively, the “Spin-off”) would take place contemporaneously with the closing of the Acquisition. It is anticipated that, following completion of the Spin-off, Go Fresh will receive 100% of the equity interest of NYM.

Material Terms of the Purchase Agreement

The subsections that follow this subsection describe the material provisions of the Purchase Agreement, but do not purport to describe all of the terms of the Purchase Agreement. Shareholders and other interested parties are urged to read the Purchase Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Spin-off.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement.

Post-Acquisition Ownership of NYM

Closing of the Purchase Agreement

The closing of the Purchase Agreement is expected to take place no later than the first business day following the day on which the last of the conditions to the closing (described under the subsection entitled “— Conditions to Closing of the Purchase Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions) or such other date as may be mutually agreed to by the parties.

Conditions to Closing of the Purchase Agreement

The obligation of the parties to complete the Purchase Agreement is subject to the fulfillment of certain closing conditions, including but not limited to:

●	all of the conditions to the obligations of the parties to the agreements to consummate the Spin-off shall have been satisfied or waived in writing (where permissible) by the parties thereto;

●	KeyBank shall have provided unconditional written consent simultaneously with consummation of the transactions contemplated by the Purchase Agreement.

●	all consents required to be obtained from or made with any governmental authority in order to consummate the transactions contemplated by the Purchase Agreement shall have been obtained or made; and

●	there is no applicable law or order in effect which makes illegal or prevents or prohibits the transactions contemplated by the Purchase Agreement, and there is no pending third party legal proceeding to enjoin or otherwise restrict the closing;

●	all of the conditions to the obligations of each party to consummate the Acquisition described in the Exchange Agreement shall have been satisfied;

In addition, unless waived by IFMK and Go Fresh, the obligations of IFMK and Go Fresh to consummate the Purchase Agreement are subject to the fulfillment of certain closing conditions, including:

●	receipt of share certificates and transfer documents for Go Fresh shares from IFMK;

●	IFMK’s special committee shall have received a fairness opinion from Benchmark.

In addition, unless waived by Go Fresh, its obligation to consummate the Purchase Agreement is subject to the receipt of share certificates and transfer documents for OIM shares from IFMK.

The Company cannot provide assurance as to when or if all of the closing conditions will be satisfied or waived by the appropriate party. As of the date of this proxy statement, the Company have no reason to believe that any of these conditions will not be satisfied.

Amendment or Waiver of the Purchase Agreement

The Purchase Agreement may be amended or supplemented by written agreement of the parties of the Purchase Agreement. If permitted under applicable law, IFMK and Go Fresh may (i) extend the time for the performance of any obligation or other act of any other non-affiliated party, (ii) waive any inaccuracy in the representations and warranties by such other non-affiliated party in the Purchase Agreement or in any document delivered pursuant thereto and (iii) waive compliance by such other non-affiliated party with any covenant or condition contained in the Purchase Agreement.

The foregoing summaries of the Exchange Agreement and Purchase Agreement are subject to, and qualified in its entirety by, respectively, the full text of the forms of Exchange Agreement and Purchase Agreement, copies of which are attached hereto as Exhibits 10.1. and 10.2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement dated June 7, 2019 by and among iFresh Inc., Xiaotai International Investment Inc. (“Xiaotai”) and certain shareholders of Xiaotai
10.2	Share Purchase Agreement dated June 7, 2019 by and among iFresh Inc., NYM Holding Inc. and Go Fresh 365 Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2019

iFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer